Exhibit 10.3

PROMISSORY NOTE

$125,555.97	March 26, 2018

1.                  Agreement to Pay. FOR VALUE RECEIVED, ENERJEX RESOURCES, INC., a Nevada corporation (“Maker”) hereby promises to pay to the order of PASS CREEK RESOURCES LLC, a Delaware limited liability company (“Lender”), the principal sum of ONE HUNDRED TWENTY FIVE THOUSAND FIVE HUNDRED FIFTY FIVE and 97/100 DOLLARS ($125,555.97) (the “Loan”), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder from time to time. The maturity date of this Promissory Note (the “Note”) is March 26, 2019 (the “Maturity Date”).

2.                  Interest Rate.

2.1              Interest Prior to Default. Interest shall accrue on the outstanding principal balance of this Note from the date hereof through the Maturity Date at an annual rate equal to six percent (6%) (“Interest Rate”).

2.2              Interest After Default. From and after the Maturity Date, or upon the occurrence and during the continuance of an Event of Default (as defined hereinafter), interest shall accrue on the balance of principal remaining unpaid during any such period at an annual rate (“Default Rate”) equal to five percent (5%) plus the Interest Rate; provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this paragraph shall be immediately due and payable by Maker to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.

2.3              Interest Calculation. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due. Maker hereby acknowledges and agrees that the use of a 360-day year in the calculation of the interest hereunder will result in a greater effective rate of interest than the stated rate set forth above. Maker hereby waives any and all counter claims, defenses, causes of action, arguments or other claims it may have against Lender in connection with or in any way related to the calculation of interest based upon a 360-day year.

3.                  Payment Terms.

3.1              Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a)  Regularly Scheduled Interest and Principal Payments. Commencing on April 1, 2018 and continuing on the first (1st) day of each month thereafter (each, a “Payment Date”), to and including the month in which the Maturity Date occurs, Maker shall pay and deliver to Lender: (i) consecutive monthly payments of principal in an amount to fully amortize the principal balance of this Note over a twelve (12) month period; and (ii) accrued and unpaid interest on the outstanding principal balance of this Note, in arrears.

(b)       Maturity Date. The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder, shall be due and payable in full on the Maturity Date.

3.2              Application of Payments. Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to Lender, (b) second, to accrued and unpaid interest on the principal balance of this Note, (c) third, to the payment of principal due in the month in which the payment or prepayment is made, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable, (e) fifth, to any other amounts then due Lender hereunder, and (f) last, to the unpaid principal balance of this Note in the inverse order of maturity. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal and interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied by Lender to amounts owed hereunder in such order as Lender shall determine, in its sole discretion.

3.3              Method of Payments. All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender or the legal holder or holders of this Note may from time to time appoint in the payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Lender at:

Pass Creek Resources

404 Broadway, Suite 508

San Antonio, Texas

Attn: Robert Watson Jr.

Payment made by check shall be deemed paid on the date Lender receives such check; provided, however, that if such check is subsequently returned to Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. Notwithstanding the foregoing, the final payment due under this Note must be made by wire transfer or other final funds.

3.4              Late Charge. If any payment of interest or principal due hereunder is not made within ten (10) days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Maker shall pay to Lender a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Maker agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty. Notwithstanding the foregoing, this Section 3.4 shall not be applicable to the final principal payment, if any, that is due in full upon the Maturity Date in accordance with Section 3.1(b).

3.5              Prepayment. Provided that no Event of Default then exists, Maker reserves the right to prepay, without penalty, an any Payment Date, the unpaid principal balance of this Note, in whole or in part; provided, that (a) Maker pays, at the time of such prepayment, all accrued and unpaid interest and all other unpaid indebtedness then due, and (b) Maker acknowledges that no such amount prepaid may be reborrowed.

4.                  Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:

4.1  the failure by Maker to pay (i) any installment of principal or interest payable pursuant to this Note when due, or (ii) any other amount payable to Lender under this Note or any other document within ten (10) days of the date when any such payment is due in accordance with the terms hereof or thereof; or

4.2  the occurrence of the dissolution, insolvency or winding-up, as applicable, of Maker.

5.                  Remedies. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, are cumulative and concurrent, and may be pursued singly, successively or together against Maker and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any attorneys are employed to collect this Note or any part hereof, Maker promises and agrees to pay all costs of collection, including reasonable attorneys' fees and court costs.

6.                  Covenants and Waivers. Maker and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally: (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) except as expressly provided in this Note, waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of Maker, any guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Maker, any guarantor and all others now liable for all or any part of the obligations evidenced hereby. This provision is a material inducement for Lender making the Loan to Maker.

7.                  Other General Agreements.

7.1              The Loan is a business loan which comes within the purview of applicable law. Maker agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et seq.

7.2              Time is of the essence hereof.

7.3              This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Texas. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

7.4              Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of Maker or of any lessee, operator, concessionaire or licensee of Maker in the conduct of its business, and by the execution of this Note, Maker agrees to indemnify, defend, and hold Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by Lender as a result of a claim that Lender is such partner, joint venturer, agent or associate.

7.5              If this Note is executed by more than one party, the obligations and liabilities of each Maker under this Note shall be joint and several and shall be binding upon and enforceable against each Maker and their respective successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

7.6              If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Maker and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

7.7              If the interest provisions herein shall result, at any time, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to the Loan, all sums in excess of those lawfully collectible as interest of the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by Lender, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment(s) as a premium-free prepayment. Notwithstanding the foregoing, however, Lender may at any time and from time to time elect by notice in writing to Maker to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence. In no event shall any agreed to or actual exaction as consideration for this Note transcend the limits imposed or provided by the law applicable to this Note for the use or detention of money or for forbearance in seeking its collection.

7.8              Lender may at any time assign its rights in this Note, or any part thereof and transfer its rights in any or all of the collateral (if any), and Lender thereafter shall be relieved from all liability with respect to such collateral (if any). In addition, Lender may at any time sell one or more participations in the Note. Maker may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

8.                  Notices. Any notice, request or demand given or made under this Agreement or any of the Closing Documents shall be in writing and shall be hand delivered or sent by Federal Express or other reputable courier service or by postage prepaid registered or certified mail, return receipt requested, and shall be deemed given (i) when received at the following applicable addresses if hand delivered or if sent by Federal Express or other reputable courier service, and (ii) five (5) business days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested:

If to Maker:	EnerJex Resources, Inc. 4040 Broadway, Suite 508 San Antonio, Texas 78209 Attn: Louis Schott, Chief Executive Officer Telephone: (210) 451-5545 Electronic Mail: lgschott@hotmail.com

With copy to:

Dickinson Wright PLLC

350 East Las Olas Blvd., Suite 1750

Ft. Lauderdale, Florida 33301

Attn: Joel D. Mayersohn

Telephone: (954) 991-5426

Facsimile: (844) 670-6009

Electronic Mail: jmayersohn@dickinsonwright.com

If to Lender:	Pass Creek Resources 404 Broadway, Suite 508 San Antonio, Texas Attn: Robert Watson Jr. Telephone: (210) 451-5545 Facsimile: (210) 463-9297 Electronic Mail: rwatson@passcreekresources.com

With copy to:	Holland & Knight LLP 131 S. Dearborn St., 30th Floor Chicago, Illinois 60603 Attn: Joshua M. Spencer Telephone: (312) 715-5709 Facsimile: (312) 578-6666 Electronic Mail: joshua.spencer@hklaw.com

9.                  Consent to Jurisdiction. TO INDUCE LENDER TO ACCEPT THIS NOTE, MAKER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS IN SAN ANTONIO, TEXAS. MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN SAN ANTONIO, TEXAS, WAIVES PERSONAL SERVICE OF PROCESS UPON MAKER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO MAKER AT THE ADDRESS STATED IN THIS NOTE AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

10.              Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY MUTUALLY (A) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, COUNTERCLAIM, CROSS-CLAIM, THIRD-PARTY CLAIM, DISPUTE, DEMAND, SUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND (B) AGREE THAT ANY SUCH ACTION, CLAIM, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

11.              Option. The Maker hereby grants to the Lender (or any other subsequent holder of this Note) an option to convert the principal outstanding balance of this Note into common stock of the Maker at a pre-split cost of $0.06125 per share (the “Option”). The Option may be exercised within thirty (30) days after the Maker has received written notice of the Lender’s or such other subsequent holder’s intent to exercise the Option. Upon exercise of the Option, this Note shall be deemed cancelled upon the receipt by Lender, or such other subsequent holder of this Note, of the common stock shares (and all other documents or agreements in connection therewith) necessary for Lender or such other subsequent holder of this Note to become a shareholder of the Maker. Notwithstanding any other provision to the contrary contained herein or in any other document, the exercise of the Option shall be at the sole and absolute discretion of the Lender or such other subsequent holder of this Note, and Lender shall be under no obligation to exercise such Option.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has executed and delivered this Promissory Note as of the day and year first written above.

MAKER:

ENERJEX RESOURCES, INC., a Nevada corporation

By:
Name: Louis Schott
Title: Chief Executive Officer

[Signature Page to Promissory Note]